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                                                                    EXHIBIT 99.1

[LOGO OF MYPOINTS]          Investor Relations

MyPoints.com, Inc. (ticker MYPT, exchange NASDAQ) News Release Tuesday, August 08, 2000.
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My Points.com Completes Acquisition of Cybergold

     SAN FRANCISCO, Aug 8/PRNewswire/-- MyPoints.com, Inc. (Nasdaq MYPT), the industry's leading loyalty marketer, today announced that it has completed its acquisition of Cybergold, Inc.

     The combination creates the internet's single largest loyalty marketing program with an unduplicated audience reach of nearly nine percent of the Web. As of June 30, 2000, there were 8.1 million consumers enrolled in the MyPoints(R) Program, and 9.0 million consumers enrolled in Cybergold. MyPoints.com will transfer current Cybergold members into a new program called Cybergold by MyPoints, enabling both services to operate on a single platform.

     "This acquisition significantly enhances the depth of our membership and the breadth of our service offerings," said Steve Markowitz, chairman and CEO, MyPoints.com. "As the Internet continues to shift toward marketing models based on permission and priced on performance, we believe advertisers will rely increasingly on the services provided by MyPoints.com."

     As part of the transaction, MyPoints.com has also taken ownership over Cybergold's portfolio of patents, including Patent No. 5,794,210, covering Attention Brokerage, and Patent No. 5,855,008, covering Privacy Management. MyPoints.com will use these patents to extend its lead in the loyalty marketing space.

     MyPoints.com acquired Cybergold in a tax-free, stock-for-stock, fixed-share transaction. Under the terms of the agreement, each Cybergold shareholder receives 0.48 shares of MyPoints.com common stock for each share of Cybergold common stock.

     About MyPoints.com

     MyPoints.com is the industry's leading loyalty marketer. The MyPoints(R) Network features a True Opt-in(R) database of members and provides advertisers with an integrated suite of rewarded media products-including enhanced email and dynamically served Web offers through which to target, acquire and retain customers. MyPoints.com is the Internet's No.1 incentive site. The Company has sales offices in cities nationwide. For detailed product information please call 800-890-9351, 212-699-8050, ext. 7702, from outside North America or visit MyPoints.com at http//www.corp.mypoints.com.

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                       SOURCE: Media Metrix, June 2000.



               MyPoints, True Opt-in and MyPoints.com are
     NOTE:     trademarks of

               MyPoints.com, Inc. Other product and company names herein are trademarks of their respective owners.

     MYPOINTS.COM "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Statements in this press release regarding MyPoints.com, Inc's business which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the acquisition of Cybergold as well as future acquisitions which MyPoints.com may undertake and the company's expectations, beliefs, hopes, intentions or strategies regarding the future and the acquisition. Forward-looking statements include statements regarding future revenue and market growth. All forward-looking statements included in this document are based upon information available to the company as of the date hereof, and the company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in MyPoints.com's report on Form 10-K for the year ended December 31, 1999. SOURCE MyPoints.com, Inc.

     CONTACT: Geoff Ossias or Dirk Aulabaugh, 415-676-3700, or investors@mypoints.com, both of MyPoints.com, Inc.; or Investors, Teresa Thuruthiyil of Morgen-Walke Associates, 415-439-4562, or teresat@mwa-sf.com; or media, Libby Roberge or Rachel Honig, 212-725-4500, or mypoints@schwartz.com, both of G.S. Schwartz & Co,/